E COM VENTURES, INC.

FOR IMMEDIATE RELEASE

COMPANY CONTACT:

A. Mark Young
Chief Financial Officer
E Com Ventures, Inc.
954-335-9030


                    PERFUMANIA MARKETING, PRESIDENT DEPARTS


Sunrise, Fl. June 21, 2004 - PERFUMANIA MARKETING, a wholly owned subsidiary of E Com Ventures, Inc. and the nation's largest discount perfumery chain, announced today the departure of Jeffrey Geller, Chief Operating Officer. Existing senior management will absorb the duties of Mr. Geller.

Perfumania Marketing, the nation's largest perfumery chain, is the leading specialty discount retailer of a wide range of brand name and designer fragrances with approximately $200 million in annual sales. The Company operates a chain of approximately 230 retail stores nationwide.

This press release may include information presented which contains forward-looking information, including statements regarding the strategic direction of the Company. Some of these statements, including those that contain the words "anticipate," "believe," "plan," "estimate," "expect," "should," "intend," and other similar expressions, are "forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements of those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are our ability to service our obligations, our ability to comply with the covenants in our credit facility, general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and the entry into new geographic markets and other factors included in our filings with the Securities and Exchange Commission.

Perfumania is a trademark of Perfumania, Inc. All other trademarks are the property of their respective owners.